CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2018	Exhibit 21.1

Itron, Inc. Domestic Subsidiaries	State of Incorporation
Itron International, Inc.	Delaware
Itron Networked Solutions, Inc.	Delaware
Itron Brazil I, LLC	Washington
Itron Brazil II, LLC	Washington
Silver Spring Networks Holdings, LLC	Delaware
Royal Cautivo Insurance, Inc.	Utah

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Argentina S.A.	Argentina
Itron Australasia Pty Limited	Australia
Itron Austria GmbH	Austria
Itron Belgium SA	Belgium
Itron Sistemas e Tecnologia Ltda	Brazil
Itron Soluções para Energia e Àgua Ltda.	Brazil
Itron China Gas Holding Co. Ltd.	British Virgin Islands
Itron Canada, Inc.	Canada
Compañía Chilena de Medición S.A.	Chile
Itron Metering Solutions (Suzhou) Co., Ltd.	China
Itron Metering Systems (Suzhou) Co., Ltd.	China
Comverge International, Ltd.	Cyprus
Itron Czech Republic s.r.o.	Czech Republic
Itron Denmark ApS	Denmark
Asais S.A.S	France
Asais Conseil S.A.S.	France
Itron France S.A.S.	France
Itron Holding France S.A.S.	France
Itron Holding Germany GmbH	Germany
Itron GmbH	Germany
Itron Zähler & Systemtechnik GmbH	Germany
Itron Unterstutzungskasse GmbH	Germany
Allmess GmbH	Germany
Itron Unterstutzungseinrichtung GmbH	Germany
SEWA GmbH	Germany
Ganz Meter Company Ltd.	Hungary
Itron Labs Kft	Hungary
Itron India Private Limited	India
Itron Metering Solutions India Private Limited	India
PT Mecoindo (J.V.)	Indonesia
Itron Management Services Ireland, Limited	Ireland
Temetra Limited	Ireland
Itron Italia SpA	Italy
Comverge Japan K.K.	Japan
Itron Japan Co., Ltd.	Japan
Itron Metering Solutions Luxembourg SARL	Luxembourg

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Global SARL	Luxembourg
Metertek Sdn Bhd (J.V. 100% indirectly owned)	Malaysia
Itron Servicios, S.A. de C.V.	Mexico
Itron Distribución S.A. de C.V.	Mexico
Itron Nederland B.V.	Netherlands
Itron Polska SP ZOO	Poland
Itron Portugal, Unipessoal, LDA.	Portugal
Itron Imobiliaria, Unipessoal, LDA.	Portugal
Itron Sistemas de Medição Lda.	Portugal
Itron Middle East LLC	Qatar
Comverge South Africa PTY Ltd.	Republic of South Africa
Itron Measurement and Systems (Proprietary) Limited	Republic of South Africa
Itron LLC	Russia
Arabian Metering Company	Saudi Arabia
Itron Metering Systems Singapore Pte Ltd.	Singapore
Itron Spain SLU	Spain
Itron Sweden AB	Sweden
Itron Ukraine	Ukraine
Itron Ukrgas Meters Company (J.V. Majority)	Ukraine
Itron Metering Solutions UK Ltd.	United Kingdom
Itron Development UK Ltd.	United Kingdom
Itron Metering Solutions (Thailand) Co. Ltd.	Thailand
Itron New Zealand Limited	New Zealand
Silver Spring Networks Pty Limited	Australia
Silver Spring Networks Hong Kong Limited	Hong Kong
Silver Spring Networks India LLP	India
Silver Spring Networks Mayalsia Sdn. Bhd.	Malaysia
Silver Spring Networks Smart Grid, Sociedade Unipessoal Lda.	Portugal
Silver Spring Networks FZ-LLC	Dubai
Silver Spring Networks Wireless Trading Middle East, LLC	Dubai
Silver Spring Networks (UK) Limited	United Kingdom
Silver Spring Networks International Limited	Cayman Islands